    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 17, 1996
                                                      REGISTRATION NO. 333-14305

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            POST-EFFECTIVE AMENDMENT
                                       TO
                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  NOVAVAX, INC.
             (Exact name of registrant as specified in its charter)

       DELAWARE                                        22-2816046
(State of incorporation)                 (I.R.S. Employer Identification Number)

                               8320 GUILFORD ROAD
                               COLUMBIA, MD 21046
                                 (301) 854-3900
               (Address, including zip code, and telephone number,
                  of registrant's principal executive offices)

                                 JOHN A. SPEARS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  NOVAVAX, INC.
                               8320 GUILFORD ROAD
                               COLUMBIA, MD 21046
                                 (301) 854-3900
            (Name, address, including zip code, and telephone number,
                        of agent for service of process)

                                 With a copy to:
                                 --------------
                              DAVID A. WHITE, ESQ.
                             WHITE & MCDERMOTT, P.C.
                                65 WILLIAM STREET
                         WELLESLEY, MASSACHUSETTS 02481
                                 (781) 431-1700

        Approximate date of commencement of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X]

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                              PURPOSE OF AMENDMENT

        The contents of the Novavax, Inc. (the "Registrant") Registration Statement on Form S-3, No. 333-14305, as filed with the Securities and Exchange Commission ("SEC") on October 17, 1996 (the "October 1996 Registration Statement") are hereby incorporated herein by reference to the extent not replaced hereby.

        The Registrant registered 505,000 shares of its common stock in the October 1996 Registration Statement, 50,000 shares of which have not been sold or otherwise transferred. Pursuant to an undertaking in Item 17(a)(3) of the October 1996 Registration Statement, the Registrant hereby requests deregistration of the 50,000 shares of the Registrant's common stock previously registered under the October 1996 Registration Statement which have not been sold or otherwise transferred.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Columbia, State of Maryland on March 28, 2001.

                                       NOVAVAX, INC.



                                       By:  /s/ Dennis Genge
                                          ----------------------------------
                                          Dennis Genge, Vice President
                                          and Treasurer, Chief Financial Officer


         NAME                          TITLE                                DATE
         ----                          -----                                ----

/s/ John A. Spears                  President and                       March 28, 2001
------------------                  Chief Executive Officer
John A. Spears                      and Director



/s/ Dennis W. Genge                 Vice President and Treasurer        March 28, 2001
-------------------                 Chief Financial Officer
Dennis W. Genge                     (Principal Financial and
                                     Accounting Officer)

                                    Director                            March 28, 2001
-----------------
Gary C. Evans



/s/ William E. Georges              Director                            March 28, 2001
----------------------
William E. Georges



/s/ Mitchell J. Kelly               Director                            March 28, 2000
---------------------
Mitchell J. Kelly


/s/ J. Michael Lazarus              Director                            March 28, 2001
----------------------
J. Michael Lazarus



/s/ John O. Marsh, Jr.              Director                            March 28, 2001
----------------------
John O. Marsh, Jr.



/s/ Michael A. McManus              Director                            March 28, 2001
----------------------
Michael A. McManus



                                    Director                            March 28, 2001
----------------------
Denis M. O'Donnell



/s/ Ronald H. Walker                Director                            March 28, 2001
--------------------
Ronald H. Walker